                                                                   EXHIBIT 10.46


                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT ("Agreement") is made and entered into as of March 27, 1998, by and among ARDENT SOFTWARE, INC. , a Delaware corporation with its chief executive office at 50 Washington Street, Westborough, Massachusetts ("Borrower"), and SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, Massachusetts 02181, doing business under the name "Silicon Valley East" (the "Lender").

                                    RECITALS

         Borrower wishes to obtain credit from time to time from Lender, and Lender desires to extend credit to Borrower. This Agreement sets forth the terms on which Lender will advance credit to Borrower, and Borrower will repay the amounts owing to Lender.

                                    AGREEMENT

         The parties agree as follows:

SECTION 1.        DEFINITIONS AND CONSTRUCTION.

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

         "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

         "Advance" or "Advances" means an advance under the Committed Revolving Line or otherwise made hereunder.

         "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, such Persons, managers and members.

         "Borrower's Books" means all of Borrower's books and records including ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment containing such information.

         "Borrowing Base" has the meaning set forth in Section 2.1 hereof.

         "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in Boston, Massachusetts, or Santa Clara, California are authorized or required by law or other governmental actions to close.

         "Closing Date" means the date of this Agreement.

         "Code" means the Massachusetts Uniform Commercial Code.

         "Collateral" means the property described on EXHIBIT A attached hereto.

         "Committed Revolving Line" means Twelve Million Five Hundred Thousand Dollars ($12,500,000.00).


                                       1.


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         "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

         "Credit Extension" means each Advance or any other extension of credit by Lender for the benefit of Borrower hereunder.

         "Current Assets" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower at such date.

         "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under this Agreement, including, without limitation, all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but
EXCLUDING: (i) Subordinated Debt, and (ii) deferred maintenance revenue.

         "Daily Balance" means the amount of the Obligations owed at the end of a given day.

         "Default" means an Event of Default or event or condition that, but for the requirement that time elapse or notice be given, would constitute an Event of Default.

         "Dollars", "dollars" or "$" each means dollars in lawful currency of the United States of America.

         "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Lender set forth in Section 5.4; provided that standards of eligibility may be fixed and revised from time to time by Lender in its reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed in writing to by Lender, Eligible Accounts shall not include the following:

                  (a) Accounts which the account debtor has failed to pay within ninety (90) days of invoice date;

                  (b) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

                  (c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

                  (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

                  (e) Accounts with respect to which the account debtor is an Affiliate (other than by virtue of being directly or indirectly under common ownership or control with Borrower) of Borrower;


                                       2.

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                  (f) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts, and Accounts arising from products shipped to or services provided to branches or offices located in the United States of any account debtor that does not have its principal place of business in the United States;

                  (g) Accounts with respect to which the account debtor is a federal, state, or local governmental entity or any department, agency, or instrumentality thereof.

                  (h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

                  (i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Lender;

                  (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Lender believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

                  (k) Accounts the collection of which Lender reasonably determines to be doubtful.

         "Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and which are: (1) covered by credit insurance in form and amount, and by an insurer satisfactory to Lender less the amount of any deductible(s) which may be or become owing thereon; or (2) supported by one or more letters of credit in favor of Lender, as beneficiary, in an amount and of a tenor, and issued by a financial institution, acceptable to Lender; or (3) which Lender approves on a case-by-case basis.

         Eligible Non-Insured Foreign Accounts" means accounts with respect to which the account debtor does not have its principal place of business in the United States and which Lender approves on a case-by-case basis, and which Lender has perfected a first priority security interest in form and substances acceptable to Lender, and pursuant to terms acceptable to Lender.

         "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

         "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

         "Event of Default" has the meaning set forth in Section 8 hereof.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services including, without limitation, reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

         "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.


                                       3.

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         "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

         "Investment" means any beneficial ownership of (including stock, partnership interest or other interests or securities) any Person, or any loan, advance or capital contribution to any Person.


         "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

         "Lender's Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses and reasonable expenses of other advisors) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Lender's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, whether or not suit is brought.

         "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any and all other agreements, documents and instruments executed and delivered by or on behalf or in support of Borrower to Lender or its authorized designee evidencing or otherwise relating to the Advances and the Liens granted to Lender, as the same may from time to time be amended, modified, supplemented or restated.

         "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

         "Maturity Date" means the date which is one day prior to the date which is twenty-four (24) months from the Closing Date.

         "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

         "Obligations" means all Credit Extensions, including, without limitation, all debt, principal, interest, Lender's Expenses and other amounts owed to Lender by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Lender may have obtained by assignment or otherwise.

         "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Lender pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between or among Borrower or Lender.

         "Permitted Indebtedness" means:

                  (a) Indebtedness of Borrower in favor of Lender arising under this Agreement or any other Loan Document;

                  (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

                  (c) Subordinated Debt; and


                                       4.

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                  (d) Indebtedness to trade creditors incurred in the ordinary course of business.

         "Permitted Investment" means:

                  (a) Investments existing on the Closing Date disclosed in the Schedule;

                  (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof,
(ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Lender; and

                  (c) Investments made by Borrower, up to the aggregate amount of $200,000.00, in Subsidiaries, or other entities.

         "Permitted Liens" means the following:

                  (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

                  (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Lender's security interests;

                  (c) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

                  (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

         "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

         "Prime Rate" means the variable rate of interest, per annum, most recently announced by Lender, as its "prime rate," whether or not such announced rate is the lowest rate available from Lender.

         "Quick Assets" means, at any date as of which the amount thereof shall be determined, which determination shall be in accordance with GAAP, the consolidated cash, cash-equivalents, accounts receivable and the following investments: (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Lender.

         "Responsible Officer" means each of the Chief Executive Officer, the Chief Financial Officer and the Controller of Borrower.

         "Revolving Advance" means an Advance made to Borrower pursuant to
Section 2.1 of this Agreement.


                                       5.

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         "Schedule" means the disclosure schedule prepared by Borrower attached hereto.

         "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Lender on terms approved by Lender in writing.

         "Subsidiary" means any Person which is an entity in which (i) any general partnership interest or (ii) more than 50% of the stock or other equity interest of which by the terms thereof ordinary voting power to elect the Board of Directors, managing members, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

         "Tangible Net Worth" means, as of any date of determination, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) other intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and capitalized research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.

         "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP, be classified as liabilities on the consolidated balance sheet of Borrower, including, in any event, all Indebtedness, but specifically excluding Subordinated Debt.

         1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto.

SECTION 2.        CREDIT FACILITY AND TERMS OF PAYMENT

         2.1 THE CREDIT FACILITY. Subject to and upon the terms and conditions hereof, and in reliance upon the representations and warranties of Borrower set forth herein, Lender agrees to make Advances to Borrower up to the amount of the Committed Revolving Line from time to time until the close of business on the Maturity Date, in such sums as Borrower may request, provided that the aggregate principal amount of all Revolving Advances at any one time outstanding shall not exceed the lesser of the Committed Revolving Line and the Borrowing Base. For purposes of this Agreement, "Borrowing Base" shall mean an amount equal to (i) seventy five percent (75%) of Eligible Accounts plus (ii) eighty percent (80%) of Eligible Foreign Accounts, plus (iii) seventy percent (70%) of Eligible Non-Insured Foreign Accounts. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth herein, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement.

         Borrower promises to pay to Lender, in lawful money of the United States of America, the aggregate unpaid principal amount of all Revolving Advances made by Lender to Borrower. Borrower shall also pay Lender's Expenses and interest on the aggregate unpaid principal amount of such Advances at the rates and in accordance with the terms hereof.

         The Committed Revolving Line shall terminate on the Maturity Date, at which time all Advances under this Section 2.1 and other amounts due under this Agreement (except as otherwise expressly specified herein) shall be immediately due and payable.

         2.2 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower under the Committed Revolving Line exceeds the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower shall immediately pay to Lender, in cash, the amount of such excess.

         2.3      INTEREST RATES, PAYMENTS, CALCULATIONS, BORROWING PROCEDURES.

                  2.3.1 INTEREST RATE. Except as set forth in Section 2.3.2, any Credit Extension shall bear interest on the average Daily Balance at a rate equal to (i) one and one quarter percentage point (1.25%) above the Prime Rate

                                       6.

while the Borrower's Tangible Net Worth for the prior quarter was less than or equal to $17,500,000.00, and (ii) three quarters of one percentage point (.75%) above the Prime Rate while the Borrower's Tangible Net Worth for the prior quarter was greater than $17,500,000.00 but less than or equal to $25,000,000.00, and (iii) one quarter percentage point (.25%) above the Prime Rate when the Borrower's Tangible Net Worth for the prior quarter exceeded $25,000,000.00. Such interest shall be payable on the 5th of each month. Any decreases in the interest rate as provided above shall be effective on the first day of the month following the receipt by Lender of a Compliance Certificate reporting the above information. Any increases in the interest rate as provided above shall be effective, at the option of the Lender, as of the first day of the quarter following the relevant change in Tangible Net Worth.

                  2.3.2 DEFAULT RATE. All Obligations shall bear interest, from and after the occurrence of an Event of Default, at a rate equal to the lesser of (i) five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default, or (ii) the maximum rate permitted by law.

                  2.3.3 PAYMENTS. Interest hereunder shall be due and payable on the Payment Date of each month during the term hereof. Borrower hereby authorizes Lender to debit any accounts with Lender, including, without limitation, Account Number _____________________ for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Lender. Lender shall notify Borrower of all debits which Lender makes against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off. Any interest not paid when due shall be compounded by becoming a part of the Obligations (to the extent permitted by law), and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                  2.3.4 COMPUTATION. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

                  2.3.5 BORROWING PROCEDURES. Whenever Borrower desires an Advance hereunder, Borrower shall notify Lender by facsimile transmission or telephone no later than 11:00 a.m. California time, on the Business Day on which an Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of EXHIBIT B hereto. Lender shall be entitled to rely on any telephonic notice given by an individual whom Lender reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Lender harmless for any damages or loss suffered by Lender as a result of such reliance. Lender will wire or credit, as appropriate, the amount of Advances in United States Dollars made under Section 2.1 to a Borrower's deposit account held by Lender, as specified by Borrower.

                           (a) Advances. Each Advance shall be in an amount not
less than Twenty Five Thousand Dollars ($25,000). The outstanding principal balance of each Advance shall bear interest until principal is due (computed daily on the basis of a 360 day year and actual days elapsed), at the rate per annum set forth in Section 2.3.1. Borrower shall pay the entire outstanding principal amount of each Advance on the Maturity Date.

                           (d) Prepayment of the Advances. Borrower may at any
time prepay any Advance in full or in part. Each prepayment shall be made upon the irrevocable written or telephone notice of Borrower received by Lender not later than 10:00 a.m. California time on the date of the prepayment. The notice of prepayment shall specify the date of the prepayment, the amount of the prepayment, and the Advance or Advances to be prepaid.

         2.4 CREDITING PAYMENTS. Prior to the occurrence of an Event of Default, Lender shall credit a wire transfer of funds, check or other item of payment paid by Borrower to Lender to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Lender of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Lender after 12:00 noon California time shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day. Whenever any payment to Lender under the Loan Documents would otherwise be due (except by reason of acceleration) on a date


                                       7.

which is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as applicable, shall accrue and be payable for the period of such extension.

         2.5      FEES. Borrower shall pay to Lender the following:

                  2.5.1 FACILITY FEE. A Facility Fee equal to Thirty Seven Thousand Five Hundred Dollars ($37,500.00), which fee shall be due on the Closing Date and shall be fully earned and non-refundable;

                  2.5.2 FINANCIAL EXAMINATION AND APPRAISAL FEES. Each Lender's customary fees and out-of-pocket expenses for its audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Lender;

                  2.5.3 LENDER'S EXPENSES. Upon the date hereof, all Lender's Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses.

         2.6 ADDITIONAL COSTS. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

                  2.6.1 subjects Lender to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Lender imposed by the United States of America or any political subdivision thereof);

                  2.6.2 imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by Lender; or

                  2.6.3 imposes upon Lender any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Lender, reduce the income receivable by Lender or impose any expense upon Lender with respect to any loans Lender shall notify Borrower thereof. Borrower agrees to pay to Lender the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Lender of a statement of the amount and setting forth Lender's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

         2.7 TERM. Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to Sections 12.2.4 and 12.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Lender shall have the right to terminate its obligation to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Lender's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

SECTION 3.        CONDITIONS OF LOANS

         3.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE. The obligation of Lender to make the initial Advance is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, the following:

                  (a)      this Agreement;


                                       8.

                  (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

                  (c) certificates of the Secretary of State of Delaware with respect to Borrower's standing (and foreign qualification);

                  (d)      an Intellectual Property Security Agreement;

                  (e)      an opinion of Borrower's counsel;

                  (f)      financing statements (Forms UCC-1) for Borrower;

                  (g)      insurance certificate;

                  (h) payment of the fees and expenses (including, without limitation, Lender's Expenses) then due specified in Section 2.5 hereof;

                  (i) such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

         3.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of Lender to make each Advance, including the initial Advance, is further subject to the following conditions:

                  (a) timely receipt by Lender of the Payment/Advance Form as provided in Section 2.1; and

                  (b)      the representations and warranties contained in
Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance. The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this
Section 3.2(b).

SECTION 4.        CREATION OF SECURITY INTEREST

         4.1 GRANT OF SECURITY INTEREST. Borrower grants and pledges to Lender, a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof, with the exception of valid purchase money security interests securing Permitted Indebtedness.

         4.2 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time and from time to time Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver all Negotiable Collateral, all financing statements and other documents and take such further action as Lender may reasonably request, in form satisfactory to Lender, to perfect and continue perfected Lender's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

         4.3 RIGHT TO INSPECT. Lender (through any of its officers, employees, or agents) shall have the right, provided Credit Extensions are outstanding hereunder, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and after the occurrence of an Event of Default, to appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.


                                       9.

         4.4 SINGLE LOAN. All of the Obligations of Borrower to Lender arising under or in connection with this Agreement, or any of the Loan Documents, shall constitute one general obligation of Borrower and shall be secured by all of the Collateral.

SECTION 5.        REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants as follows:

         5.1 DUE ORGANIZATION AND QUALIFICATION. Borrower is a corporation duly existing and in good standing under the laws of its state of organization and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

         5.2 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws (or similar constituent documents), nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

         5.3 NO PRIOR ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

         5.4 BONA FIDE ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing obligations. Each Eligible Account has arisen from a bona fide completed sale of goods or performance of services, which goods or services have been delivered to, or performed for, and in either case accepted by, the account debtor. Borrower has not received notice of an actual or imminent Insolvency Proceeding of any account debtor for any Account which is included in any Borrowing Base Certificate as an Eligible Account.

         5.5 NAME; LOCATION OF CHIEF EXECUTIVE OFFICE. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

         5.6 LITIGATION. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Lender's security interests in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

         5.7 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements related to Borrower and any Subsidiary which have been delivered by Borrower to Lender fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Lender.

         5.8 SOLVENCY. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

         5.9 REGULATORY COMPLIANCE. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.


                                       10.

         5.10 ENVIRONMENTAL CONDITION. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

         5.11 TAXES. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

         5.12 SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

         5.13 GOVERNMENT CONSENTS. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities which are necessary for the continued operation of Borrower's business as currently conducted.

         5.14 FULL DISCLOSURE. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

SECTION 6.        AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Lender may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

         6.1 GOOD STANDING. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation or formation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

         6.2 GOVERNMENT COMPLIANCE. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Lender's Lien on the Collateral.

         6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower shall deliver to Lender: (a) as soon as available, but in any event within forty five
(45) days after the end of each quarter, a company-prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during each such period, certified by an officer of Borrower reasonably acceptable to Lender; (b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion of an independent certified public accounting firm with respect to such financial statements, reasonably acceptable to Lender; (c) within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K, 10-Q or 8-K filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary which could result in damages or costs to Borrower or such Subsidiary of One


                                       11.

Hundred Thousand Dollars ($100,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Lender may reasonably request from time to time.

         Within twenty five (25) days after the last day of each month for which amounts were advanced or Credit Extensions are outstanding, Borrower shall deliver to Lender a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of EXHIBIT C hereto, together with aged listings of accounts receivable.

         Borrower shall deliver to Lender with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of EXHIBIT D hereto, within forty-five days after the last day of each quarter.

         Lender shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing.

         6.4 TAXES. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material foreign, federal, state, and local taxes, assessments, duties or contributions required of Borrower or such Subsidiary by law, and will execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower shall make, and shall cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of Borrower or such Subsidiary by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, federal and foreign income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower or such Subsidiary has made such payments or deposits; provided that Borrower or such Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against by Borrower to the extent required by GAAP.

         6.5      INSURANCE.

                  6.5.1 Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts as are ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and types as are customary to businesses similar to Borrower's.

                  6.5.2 All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Lender. All such policies of property insurance shall provide that the proceeds of such policies shall be payable solely to Lender, pursuant to a standard first mortgage endorsement substantially equivalent to the Lender Loss Payable Endorsement 438BFU, in form satisfactory to Lender and all liability insurance policies shall name Lender, as additional insured, and shall specify that the insurer must give at least twenty (20) days' notice to Lender before canceling its policy for any reason. Borrower shall deliver to Lender certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Lender, be payable to Lender to be applied on account of the Obligations.

         6.6 DEPOSITORY. Borrower shall maintain depository and operating accounts with Lender.

         6.7 QUICK RATIO. Borrower shall maintain a ratio of Quick Assets to Current Liabilities of at least (i) .75 to 1.0 as of the last day of quarters ending March 31, 1998, and June 30, 1998, (ii) 1.0 to 1.0 as of the last day of the quarter ending September 30, 1998, (iii) 1.25 to 1.0 as of the last day of the quarter ending December 31, 1998, (iv) 1.5 to 1.0 as of the last day of the quarter ending March 31, 1999, and as of the last day of each subsequent quarter. All deferred maintenance revenues shall be excluded for purposes of calculating the Quick Ratio.

         6.8 TANGIBLE NET WORTH. Borrower shall maintain, a Tangible Net Worth of not less than (a) (i) Three Million Dollars ($3,000,000.00) as of the last day of quarter ending March 31, 1998, (ii) Six Million Dollars ($6,000,000.00) as of the last day of the quarter ending June 30, 1998, (iii) Nine Million Dollars ($9,000,000.00) as


                                       12.

of the last day of the quarter ending September 30, 1998, (iv) Fifteen Million Dollars ($15,000,000.00) as of the last day of the quarter ending December 31, 1998, and as of the last day of each subsequent quarter, PLUS (b) seventy-five percent (75.0%) of any capital received by Borrower after the Closing Date.

         6.9 PROFITABILITY. Borrower shall have a minimum net profit of (i) One Million Dollars ($1,000,000.00) (excluding a one-time change for merger-related expenses) for the first quarter of the Borrower's fiscal year 1998, (ii) Two Million Dollars ($2,000,000.00) for the second quarter of the Borrower's fiscal year 1998, (iii) Two Million Dollars ($2,000,000.00)) for the third quarter of the Borrower's fiscal year 1998, (iv) Three Million Five Hundred Thousand Dollars ($3,500,000.00)) for the fourth quarter of the Borrower's fiscal year 1998, and (v) Two Million Dollars ($2,000,000.00) for each subsequent quarter.

         6.10 REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS. Borrower shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on EXHIBITS A, B and C to the Intellectual Property Security Agreement delivered to Lender by Borrower in connection with this Agreement within thirty (30) days of the date of this Agreement. Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party including, without limitation, revisions or additions to the intellectual property rights listed on such EXHIBITS A, B and C. Borrower shall execute and deliver such additional instruments and documents from time to time as Lender shall reasonably request to perfect Lender's security interests in such additional intellectual property rights.

         6.11 FURTHER ASSURANCES. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lender to effect the purposes of this Agreement.

SECTION 7.        NEGATIVE COVENANTS

         Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Lender may have any commitment to make any Advances, Borrower will not do any of the following:

         7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of their respective businesses or properties, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of licenses or similar arrangements for the use of the property of Borrower or its Subsidiaries; or (iii) Transfers of worn-out or obsolete Equipment.

         7.2 CHANGE IN BUSINESS. Engage in any business, or permit any of its Subsidiaries to engage in, any business, other than (i) the businesses currently engaged in by Borrower or its Subsidiaries and (ii) any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's management or directors. Borrower shall not, without thirty (30) days prior written notification to Lender, relocate its chief executive office or change its name.

         7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, UNLESS:
(i) there is no Event of Default hereunder, and (ii) that such merger, consolidation or acquisition will not result, on a prospective basis, in the breach of any of the covenants, terms and conditions hereunder, and (iii) that such merger, consolidation or acquisition is in the same or similar line of business as the Borrower, and (iv) the purchase price for each transaction will be a maximum amount of $5,000,000.00 for each transaction, or $20,000,000.00 in the aggregate for all such transactions, and (v) the Borrower is the surviving legal entity, and (vi) the Borrower does not assume any indebtedness (either direct or contingent) in connection with such transaction.


                                       13.

         7.4 INDEBTEDNESS. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

         7.5 ENCUMBRANCES. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

         7.6 DISTRIBUTIONS. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock.

         7.7 INVESTMENTS. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

         7.8 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

         7.9 SUBORDINATED DEBT. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Lender's prior written consent.

         7.10 COMPLIANCE. Become an "investment company" or a Person controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose or fail to meet the minimum funding requirements of ERISA, or permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, or fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Lender's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

SECTION 8.        EVENTS OF DEFAULT

         Any one or more of the following events shall constitute an event of default by Borrower under this Agreement (an "Event of Default"):

         8.1 PAYMENT DEFAULT. If Borrower fails to pay, when due, any of the Obligations.

         8.2      COVENANT DEFAULT.

                  8.2.1 If Borrower fails to perform any obligation under Sections 6.7, 6.8, 6.9, 6.10, 6.11, or violates any of the covenants contained in Article 7 of this Agreement, or

                  8.2.2 If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition or covenant contained in this Agreement or in any of the other Loan Documents, and as to any default of such other term, provision, condition or covenant which can be cured, has failed to cure such default within thirty (30) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if such default cannot by its nature be cured within the thirty (30) day period or cannot, after diligent attempts by Borrower, be cured within such thirty (30) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advance will be required to be made during such cure period);


                                       14.

         8.3 MATERIAL ADVERSE CHANGE. If there occurs a material adverse change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Lender's security interests in the Collateral;

         8.4 ATTACHMENT. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances will be required to be made during such cure period);

         8.5 INSOLVENCY. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

         8.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or which could have a Material Adverse Effect;

         8.7 SUBORDINATED DEBT. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Lender;

         8.8 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment); or

         8.9 MISREPRESENTATIONS. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Lender by any Responsible Officer pursuant to this Agreement or to induce Lender to enter into this Agreement or any other Loan Document.

SECTION 9.        LENDER'S RIGHTS AND REMEDIES

         9.1 RIGHTS AND REMEDIES. Upon the occurrence and during the continuance of a Default or Event of Default, Lender shall NOT have any further obligation to advance money or extend other credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower or Lender. In addition, upon the occurrence and during the continuance of an Event of Default, Lender may, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                  9.1.1 Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, immediately due and payable (provided that upon the occurrence of an Event of Default described in SECTION
8.5 all Obligations shall become immediately due and payable without any action by Lender);

                  9.1.2 Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order Lender reasonably considers advisable;

                  9.1.3 Without notice to or demand upon Borrower, make such payments and do such acts as Lender considers necessary or reasonable to protect Lender's security interest in the Collateral. Borrower agrees to


                                       15.

assemble the Collateral if Lender so requires, and to make the Collateral available to Lender in such a manner as Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien which in Lender's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any premises owned by Borrower, Borrower hereby grants to Lender a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

                  9.1.4 Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a license or other right, solely pursuant to the provisions of this SECTION 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender's exercise of its rights under this SECTION 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

                  9.1.5 Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines to be commercially reasonable;

                  9.1.6 Lender may credit bid and purchase at any public sale; and

         9.1.7 Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

         9.2 POWER OF ATTORNEY. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Lender, (and any of Lender's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Lender's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Lender's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Lender determines to be reasonable; provided Lender may exercise such power of attorney to sign the name of Borrower on any of the documents described in SECTION 4.2 regardless of whether an Event of Default has occurred. The appointment of Lender as Borrower's attorney in fact, and each and every one of Lender's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Lender's obligation to provide Advances hereunder is terminated.

         9.3      SETOFF.

                  9.3.1 Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from the head office of Lender or any of its branch offices to Borrower may, at any time and from time to time after the occurrence and during the continuance of an Event of Default hereunder, without notice to Borrower or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by Lender against any and all obligations of Borrower to Lender or any of its Affiliates in such manner as the head offices of Lender or any of its branch offices in its sole discretion may determine, and Borrower hereby grants Lender a continuing security interest in such deposits, balances or other sums for the payment and performance of all such obligations.

         9.4 ACCOUNTS COLLECTION. At any time from the date of this Agreement, Lender may notify any Person owing funds to Borrower of Lender's security interest in such funds and verify the amount of such Account. After the occurrence of an Event of Default, Borrower shall collect all amounts owing to Borrower on behalf of Lender, receive



                                       16.

in trust all payments as Lender's trustee, and immediately deliver such payments to Lender, in their original form as received from the account debtor, with proper endorsements for deposit.

         9.5 LENDER'S EXPENSES. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Lender may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Revolving Line as Lender deems necessary to protect Lender from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.5 of this Agreement, and take any action with respect to such policies as Lender deems prudent. Any amounts so paid or deposited by Lender shall constitute Lender's Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement.

         9.6 LENDER'S LIABILITY FOR COLLATERAL. So long as Lender complies with reasonable banking practices, Lender shall NOT in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause;
(c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

         9.7 REMEDIES CUMULATIVE. Lender's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, at law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it. No waiver by Lender shall be effective unless made in a written document signed by Lender and then shall be effective only in the specific instance and for the specific purpose for which it was given.

         9.8 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties at any time held by Lender on which Borrower may in any way be liable.

SECTION 10.       NOTICES

         Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telecopy to Borrower or to Lender, as the case may be, at its addresses set forth below:

         If to Borrower:            ARDENT Software, Inc.
                                    50 Washington Street
                                    Westborough, MA 01581
                                    Attn: Chief Financial Officer
                                    Fax:(508) 389-8767

         If to Lender:              SILICON VALLEY BANK
                                    3003 Tasman Drive
                                    Santa Clara, CA 95054
                                    Attn: Mr. Andrew H. Tsao, Vice President
                                    Fax: 408/496-2419


                                       17.

         With a copy to:            Riemer & Braunstein
                                    Three Center Plaza
                                    Boston, MA 02108
                                    Attn: David A. Ephraim, Esquire
                                    Fax: 617/723-6831

         If to Lender, at its address specified on the signature pages hereto, or at any other address specified by Lender.

         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

SECTION 11.       CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

         The laws of the Commonwealth of Massachusetts shall apply to this Agreement. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON LENDER CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA.

         BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

SECTION 12.       GENERAL PROVISIONS

         12.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Lender's prior written consent, which consent may be granted or withheld in Lender's sole discretion. Lender shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Lender's obligations, rights and benefits hereunder.

         12.2     EXPENSES; TAXES; INDEMNIFICATION; SURVIVAL.

                  12.2.1 EXPENSES. Borrower shall pay on demand all expenses of Lender in connection with the preparation, waiver or amendment of this Agreement, the Loan Documents or other documents executed in connection therewith, or the administration, default or collection of the Advances or other Obligations or administration, default, collection in connection with Lender's exercise, preservation or enforcement of any of its rights, remedies or options thereunder, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate).


                                       18.

                  12.2.2 TAXES, ETC. Borrower agrees to pay all governmental taxes, assessments and other charges (except income, gross receipts, ad valorem, intangibles, franchise or other similar taxes imposed on Lender), including any interest or penalties thereon, at any time payable or ruled to be payable in respect of the existence, execution or delivery of the Loan Documents or the issuance of the notes hereunder by reason of any existing or hereafter enacted federal, state, local or foreign statute, and to indemnify and hold Lender and its successors and assigns harmless against liability in connection with any such taxes, assessments or other charges.

                  12.2.3 GENERAL INDEMNITY. Borrower shall pay, indemnify, and hold Lender, and each of its officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable attorneys' fees and costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any proceeding in bankruptcy or appellate proceeding) related to this Agreement or the Advances or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

                  12.2.4 SURVIVAL; DEFENSE. The obligations in SECTIONS 12.2.2 and 12.2.3 shall survive payment of all other Obligations. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such person's sole discretion, at the sole cost and expense of Borrower. All amounts owing under
SECTION 12.2 shall be paid within thirty (30) days after demand.

         12.3 TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.

         12.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         12.5 AMENDMENTS; INTEGRATION. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender and Borrower and then such waiver shall be effective only in the specific instance and for the specific purpose for which given.

         As between Borrower, on the one hand, and Lender on the other hand, all prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

         12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

         12.7 SURVIVAL; RELEASE OF SECURITY INTEREST. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. Upon the indefeasible payment or other complete satisfaction of the Obligations and provided that Lender shall then have no commitment to make any Advances or to make any other loans to Borrower, Lender shall release all security interests granted hereunder and redeliver all Collateral held by it in accordance with applicable law.

         12.8 CONFIDENTIALITY. In handling any confidential information Lender shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or Affiliates of Lender in connection with its present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to


                                       19.

Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of Lender. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Lender when disclosed to Lender, or becomes part of the public domain after disclosure to Lender through no fault of Lender; or (b) is disclosed to Lender by a third party, provided Lender does not have actual knowledge that such third party is prohibited from disclosing such information.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


BORROWER:

ARDENT SOFTWARE, INC.

By: /s/ Charles F. Kane
    ---------------------------------

Title: VP Finance and CFO
       ------------------------------



LENDER:

SILICON VALLEY BANK

By: /s/ Michelle Giannini
    ---------------------------------

Title:  Assistant Vice President
       ------------------------------


SILICON VALLEY BANK D/B/A
SILICON VALLEY EAST

BY: /s/ Andrew H. Tsao
    ---------------------------------

Title: Vice President
       ------------------------------





                                       20.

                                    SCHEDULES
                                       TO
                              ARDENT SOFTWARE, INC.
                           LOAN AND SECURITY AGREEMENT

                                   DISCLOSURES

                                    EXHIBIT A


         The Collateral shall consist of all right, title and interest of Borrower in and to the following:

         (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

         (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

         (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

         (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

         (e) All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, investment property, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

         (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing;

         (g) All Investment Property; and

         (h) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                    EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM
                              DEADLINE FOR SAME DAY

--------------------------------------------------------------------------------

FROM:    ARDENT SOFTWARE, INC.
      ----------------------------------------------------------------
            CLIENT NAME (BORROWER)

REQUESTED BY:
              --------------------------------------------------------
              AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE: ________________________________________________

PHONE NUMBER: ________________________________________________________

FROM ACCOUNT #___________________            TO ACCOUNT #__________________


Date to be made
REQUESTED TRANSACTION TYPE                   REQUESTED DOLLAR AMOUNT
--------------------------                   -----------------------

PRINCIPAL INCREASE (ADVANCE)                       $
PRINCIPAL PAYMENT (ONLY)                           $
INTEREST PAYMENT (ONLY)                            $
PRINCIPAL AND INTEREST (PAYMENT)                   $
CONVERSION/CONTINUATION (SPECIFY)                  $

Date to be made

OTHER INSTRUCTIONS:
         (Specify Prime/LIBOR (and Interest Period)/CD/Fixed Rate)
         ((if requesting Optional Currency Advance, specify currency)
--------------------------------------------------------------------------------

PROCESSING IS 11:00 A.M., CALIFORNIA TIME

TO: CENTRAL CLIENT SERVICE DIVISION                   DATE:
FAX#: (408) 432-3249                                  TIME:


--------------------------------------------------------------------------------

                                  BANK USE ONLY
TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.


_______________________________________               Phone #___________________
         Authorized Requester


_______________________________________               Phone #___________________
          Received By (Bank)


                           ----------------------------------------
                           Authorized Signature (Bank)
--------------------------------------------------------------------------------

                                    EXHIBIT C

                           BORROWING BASE CERTIFICATE



Borrower:         ARDENT SOFTWARE, INC.
Lender:           SILICON VALLEY BANK


Commitment Amount:                  $12,500,000.00
--------------------------------------------------------------------------------


ACCOUNTS RECEIVABLE
    1.   Eligible Accounts book value as of __________            $
    2.   Eligible Foreign Accounts book value as of __________    $
    3.   Eligible Non-Insured Foreign Accounts book value as
         of _________                                             $
    4.   Additions (please explain on reverse)                    $
    5.   TOTAL ACCOUNTS RECEIVABLE                                $

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
    6.   Amounts over 90 days due                                 $
    7.   Balance of 50% over 90 day accounts                      $
    8.   Concentration Limits                                     $
    9.   Ineligible Foreign Accounts                              $
    10.  Governmental Accounts                                    $
    11.  Contra Accounts                                          $
    12.  Promotion or Demo Accounts                               $
    13.  Intercompany/Employee Accounts                           $
    14.  Other (please explain on reverse)                        $
    15.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                     $
    16.  Eligible Accounts (#5 minus #15)                         $
    17.  LOAN VALUE OF ACCOUNTS
         a.   (70% of #3)                                         $
         b.   (80% of #16)                                        $
         c.   (80% of #2)                                         $

BALANCES
    18.  Maximum Loan Amount                                      $
    19.  Total Funds Available [Lesser of #18 or #17]             $12,500.000.00
    20.  Present balance owing on Line of Credit                  $
    21.  RESERVE POSITION (#19 minus #20)                         $

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement among the undersigned, Silicon Valley Bank, Lender.

                                                      --------------------------

COMMENTS:                                                 BANK USE ONLY
                                                          ---- --- ----

________________________________                      Rec'd By: ________________
                                                                Auth. Signer
                                                      Date: ____________________

By: ____________________________                      Verified: ________________
         Authorized Signer                                      Auth. Signer

                                                      Date: ____________________

                                                      --------------------------

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE


TO:      SILICON VALLEY BANK

FROM:    ARDENT SOFTWARE, INC.


    The undersigned authorized officer of ARDENT SOFTWARE, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement among Borrower, Lender (the "Agreement"), (i) Borrower is in complete compliance for the period ending with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

  PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

    REPORTING COVENANT               REQUIRED                                   COMPLIES
    ------------------               --------                                   --------

    Quarterly financial statements   Quarterly within 45 days                    Yes  No
    Annual (CPA Audited)             FYE within 90 days                          Yes  No
    Borrowing Base Certificate
    A/R  Agings                      Monthly within 25 days                      Yes  No
    A/R Audit                        Annually                                    Yes  No

    FINANCIAL COVENANT                       REQUIRED         ACTUAL            COMPLIES
    ------------------                       --------         ------            --------

    Maintain on a Quarterly Basis:
    Minimum Quick Ratio                           :1.0             :1.0          Yes  No
                                             -----            -----
    Minimum Tangible Net Worth               $                $                  Yes  No
                                             ------           ------

    Profitability:  Quarterly                $                $                  Yes  No
                                             ------           ------
                                             $                $                  Yes  No
                                             ------           ------

                                                      --------------------------

                                                          BANK USE ONLY
Comments Regarding Exceptions:  See Attached.
                                                      Received by: _____________
Sincerely,                                                            AUTHORIZED

                                                      SIGNER

______________________________                        Date: ____________________
SIGNATURE
                                                      Verified: ________________
                                                                      AUTHORIZED

                                                      --------------------------

                                       2.